SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 UNDER THE SECURITIES ACT OF 1933

BLACK ROCK PETROLEUM

(Exact name of registrant as specified in its charter)

NEVADA

(State of Incorporation or Organization)

TBA

(I.R.S. Employer Identification Number)

Consulting Agreement with Ashmit Patel

(Full title of the plan)

Ashmit Patel Esq. 20A Sandstone Court, Annapolis, Maryland 21403

(Name and Address of Agent for Service)

(202) 470-6841

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities

Proposed Maximum

Proposed Maximum

Securities to be Registered

d

Price Per Share

Offering Price

Fee

NA

NA

NA

NA

EXPLANATORY NOTE

Black Rock Petroleum (the “Registrant”) is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed September 1, 2015.  The purpose of the Amendment is to change the assignment registration of all 5,900,000 unissued shares in the Form S-8 filed September 1, 2015 from Ashmit Patel, to a third-party non-affiliate consultant.  After giving effect to this Amendment, no (zero) shares shall be delivered to Ashmit Patel under the plan which nunc pro tunc, and therefore no securities for any amount is or was registered in his name. The original Form S-8, the full assignment of the 5,900,000 (five-million nine hundred thousand) shares shall be assigned to other third-party consultants for Consulting duties effective immediately.

The amendement includes a change to the Full title of the plan from Consulting Agreement with “Ashmit Patel”, to “Employees, Consultants Stock Plan for the Year 2015 – 2016”, and the Name and Address of Agent for Service from “Ashmit Patel Esq. 20A Sandstone Court, Annapolis, Maryland 21403”, to “412 N Main St Suite 100 Buffalo, Wyoming 82834” , and the Telephone number including area code of agent for service from “(202) 470-6841” to “(401) 217-5476”.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Pt. Roberts, WA on this 9th day of October, 2015.

BLACK ROCK PETROLEUM

(Registrant)

/s/ Zoltan Nagy By: Zoltan Nagy President

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated: